Post-Effective Amendment No. 3 to
                                                          SEC File No. 70-8409


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM U-1
                                  DECLARATION
                                     UNDER

            THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ( Act )

                        GPU GENERATION, INC. ("GENCO")
                               1001 Broad Street
                        Johnstown, Pennsylvania  15907

                JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L")
                    METROPOLITAN EDISON COMPANY ("Met-Ed")
                   PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                             2800 Pottsville Pike
                         Reading, Pennsylvania  19640

                               GPU, Inc. ("GPU")
                             100 Interpace Parkway
                         Parsippany, New Jersey  07054

                          GPU SERVICE, INC. ("GPUS")
                             100 Interpace Parkway
                         Parsippany, New Jersey  07054

                 GPU INTERNATIONAL, INC. ("GPU International")
                              One Upper Pond Road
                         Parsippany, New Jersey  07054
            (Names of companies filing this statement and addresses
                        of principal executive offices)

                                   GPU, INC.
         (Name of top registered holding company parent of applicants)


T.G. Howson, Vice President         W. Edwin Ogden, Esq.
  and Treasurer                     Ryan, Russell, Ogden & Seltzer
M.A. Nalewako, Secretary            1100 Berkshire Blvd.
M.J. Connolly, Esq., Assistant      P.O. Box 6219
General Counsel                     Reading, Pennsylvania  19610
GPU Service, Inc.
100 Interpace Parkway               Robert C. Gerlach, Esq.
Parsippany, New Jersey  07054       Ballard Spahr Andrews & Ingersoll
                                    1735 Market Street
S.L. Guibord, Secretary             Philadelphia, PA  19103
Jersey Central Power & Light
  Company                           Wendy S. Greengrove, Esq., Secretary
Metropolitan Edison Company         GPU International, Inc.
Pennsylvania Electric Company       One Upper Pond Road
2800 Pottsville Pike                Parsippany, New Jersey  07054
Reading, Pennsylvania  19601
                                    Douglas E. Davidson, Esq.
                                    Berlack, Israels & Liberman LLP
                                    120 West 45th Street
                                    New York, New York  10036
                  __________________________________________
                  Names and addresses of agents for service)

               GENCO,   JCP&L,  Met-Ed,   Penelec,   GPU,   GPUS  and   GPU

          International (formerly known as Energy Initiatives, Inc.) hereby post-effectively amend their Declaration on Form U-1, docketed in

          SEC File No. 70-8409, as heretofore amended, as follows:

               1.   By  adding the following  new paragraph  to the  end of

          paragraph B of Item 1 thereof:

                    By Orders  dated November  16, 1995 (HCAR  No. 35-
               26409), June  14, 1995  (HCAR No. 35-26307)  (the "June
               1995 Order"),  December 28,  1994 (HCAR  No. 35-26205),
               September 12, 1994 (HCAR No. 35-26123), December 18, 1992 (HCAR No. 35-25715) and June 26, 1990 (HCAR No.
               35-25108) in SEC File No. 70-7727, the Commission, among other things, authorized GPU International to engage in preliminary project development and administrative activities in connection with its investments in (i) qualifying facilities ("QFs"), as defined in the Public Utility Regulatory Policies Act of 1978 ("PURPA"), located anywhere in the United States, (ii) exempt wholesale generators ("EWGs") located in any geographic area, and (iii) foreign utility companies ("FUCOs"); and to acquire ownership interests in EWGs and FUCOs. The June 1995 Order also authorized GPU International to perform services for and sell goods to associated QFs, EWGs and FUCOs at market rates under the circumstances specified in such order.





                                      SIGNATURE


               PURSUANT TO  THE REQUIREMENTS OF THE  PUBLIC UTILITY HOLDING

          COMPANY ACT OF  1935, THE UNDERSIGNED COMPANIES HAVE  DULY CAUSED

          THIS  STATEMENT TO BE SIGNED  ON THEIR BEHALF  BY THE UNDERSIGNED

          THEREUNTO DULY AUTHORIZED.

                                   GPU GENERATION, INC.
                                   GPU, INC.
                                   GPU SERVICE, INC.
                                   JERSEY CENTRAL POWER & LIGHT COMPANY
                                   METROPOLITAN EDISON COMPANY
                                   PENNSYLVANIA ELECTRIC COMPANY




                                   By:/s/ T. G. Howson

                                        T. G. Howson
                                        Vice President and Treasurer


                                   GPU INTERNATIONAL, INC.




                                   By:  /s/ B. L. Levy
                                        B. L. Levy
                                        President


          Date:  April 11, 1997